                                                                       Exhibit 3


                                                  THIS AMENDED AND RESTATED
                                             MEMORANDUM OF UNDERSTANDING AND
                                             STOCK OPTION AGREEMENT (the
                                             "Agreement") is entered into
                                             effective as of December 30, 1996,
                                             by and among the officers and other
                                             key managers of GUITAR CENTER, INC.
                                             identified on the signature pages
                                             hereto (collectively, "Management")
                                             and CHASE VENTURE CAPITAL
                                             ASSOCIATES, L.P. ("CVCA"), WELLS
                                             FARGO SMALL BUSINESS INVESTMENT
                                             COMPANY ("Wells") and WESTON
                                             PRESIDIO CAPITAL II, L.P. ("Weston"
                                             and, collectively with CVCA and
                                             Wells, the "Funds").

              Neither this Agreement nor the Units issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended, and may not be pledged, hypothecated, sold, transferred or otherwise disposed of in the absence of an effective registration under such Act or an effective exemption therefrom and otherwise in compliance with this Agreement and the Stockholders Agreement (as defined herein).

       1. Defined Terms. As used herein, the following terms shall have the following respective meanings:

                  "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  "Company" shall mean Guitar Center, Inc., a Delaware corporation, and any successor thereto.

                  "Junior preferred Stock" shall mean the Junior Preferred Stock, par value $.01 and liquidation preference $100 per share.

                  "Unit" shall mean an investment unit consisting of (i) one share of Common Stock and (ii) 0.99 share of Junior Preferred Stock.

       2. Grant of options. The Funds, severally and not jointly, hereby grant to Management the option to acquire an aggregate of 30,188.68 Units presently held by them (the "Options"), in each case for an exercise price of $39.75 per Unit in cash (the "Exercise Price"). Such Options are granted by the Funds as follows:


                                          OPTIONS
                                          -------
                  CVCA                  22,641.52
                  Wells                  4,312.66
                  Weston                 3,234.50
                                         --------
                                        30,188.68

Such Options are granted by the Funds to Management in accordance with the schedule attached hereto as Exhibit A. Each such grant shall, to the extent mathematically possible, be deemed granted by each Fund to each member of Management in the same ratio as granted by the Funds (i.e., 75.00% by Chase, 14.29% by Wells and 10.71% by Weston). At the election of the Funds, any delivery of Units or other securities hereunder may be rounded to the nearest whole share.

Each such Option shall be exercisable upon the first to occur of (i) receipt of the approval, if any, required under the Stockholders Agreement (as defined) as contemplated by Section 10 or (ii) a Qualified Public Offering (as defined in the Stockholders Agreement) and shall be exercisable at any time thereafter through and including 5:00 p.m., Los Angeles time, on December 30, 2001 (the "Expiration Date"); provided, however, that Options under this Agreement (i) may only be exercised on two separate occasions, (ii) may only be exercised by written notice of members of Management owning not less than 66-2/3% of the unexercised Options as identified on Exhibit A and (iii) must be exercised pro rata by each member of Management. Such Optione shall be exercised by delivery of the relevant Exercise Price in cash and written notice of exercise to the Funds and the members of Management who did not initiate such exercise pursuant to the procedures provided in Section 14 (the "Exercise Notice"). The Exercise Notice shall also indicate the time and place of the closing of the exercise, which time and place shall be reasonably acceptable to the Funds. Such notice shall be irrevocable, except that closing may be conditioned upon the consummation of a related public offering or a sale of the Company, in which event the such exercise shall be deemed not to be effective if such public offering or sale of the Company is not consummated. The express intention of the foregoing provisions is to require that the Options granted hereunder be exercised on no more than two separate instances and that each such exercise be pro rata among each member of Management and each Fund.

     3. No Transfer. The Options granted hereby may not, directly or indirectly, be transferred, conveyed, assigned, pledged, hypothecated or otherwise disposed of by any member of Management without the prior written consent of each Fund (which may be granted or withheld in each such person's discretion); provided, however, that the rights granted hereby may be exercised by any legatee, devisee, heir or other transferee upon the death of any member of Management.

     4. Stock Dividends, Splits, Reclassifications, etc. The number of Units subject to the Options granted herein, as well as the related Exercise Price, shall be proportionally adjusted from time to time, as appropriate, to give effect to any, stock split, stock dividend, reclassification, split-up, split-off, recapitalization, merger or other similar transaction involving the Common Stock or Junior Preferred Stock of the Company, as the case may be. Notwithstanding the foregoing, no adjustments shall be made for any distribution of cash or property in respect of the Units prior to exercise of the related Option.

     5. Reservation; No Liens. Until the first to occur of the exercise of all Options granted hereunder or the earlier occurrence of the Expiration Date, the Funds shall at all times keep available, free and clear of any liens, charges, security interests or other adverse claim, the number of Units (or other securities, if required by any adjustment made under Section 4) necessary to satisfy its obligations hereunder.

     6. Consideration. The Funds have granted the Options in consideration for the payment by the members of Management of an aggregate of $100 and other valuable consideration, the receipt of which is hereby acknowledged. Without limiting the generality of the foregoing, no member of Management is obligated to provide any future services to any Fund or to the Company in connection with the grant or exercise of the Options.

     7. Several Obligations; Limitations. The obligations of the Funds hereunder to sell the shares covered by this Agreement to the members of Management as identified on Exhibit A, shall be several, not joint. Notwithstanding anything to the contrary herein, under no circumstance shall any of CVCA, Wells or Weston be required to sell to any member of Management more than the respective number of Units identified in the table to Section 2 multiplied by such person's pro rata interest therein as identified on Exhibit A, subject to adjustment as provided in Section 4. The foregoing obligations shall be non-recourse obligations of each Fund.

     8. Default on Exercise. Should any member of Management default in the payment of the Exercise Price upon the exercise of any Options in accordance with this Agreement and any related Exercise Notice, such Options shall thereupon be deemed forfeited by such person and shall be exercised by the other members of Management pro rata in accordance with Exhibit A.

     9. Restrictions on Shares. Each member of Management, severally and not jointly, acknowledges that they are not relying on the Funds or the Company for any investment, accounting, tax or legal advice in connection with this Agreement and that each such person has been advised to seek independent counsel on such matters.

     10. Representations to the Funds. In order to document the compliance by the Funds with applicable federal and state securities laws, each member of Management, severally and not jointly, hereby confirms to each Fund that:

         (a) Each undersigned member of Management is acquiring the Options and the underlying Units for the undersigned's own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in contravention of applicable law, and no other person has or will have a direct or indirect beneficial interest in such Units.

         (b) Each undersigned member of Management:

             (i) understands that the offering and sale of the Options and the underlying Units is intended to be a transaction not involving any public offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated by the Securities and Exchange Commission thereunder, that neither the Options nor the underlying Units have been registered under the Securities Act or any state securities laws, and that any certificates representing the Units will continue to bear the legends identified in Section 7(a) of the Stockholders Agreement for so long as such legends are legally required;

             (ii) understands and acknowledges that there are substantial risks of loss of investment involved in an investment in the Units, and that the investment in the Units is an illiquid investment and the undersigned must bear the economic risk of investment in the Units for an indefinite period of time, and the undersigned represents and warrants that he has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and possible contingencies and has no need for liquidity with respect to his investment in the Units and that, at this time, he could bear a complete loss of his investment therein;

             (iii) understands that there is no established market for the Units and there can be, and has been, no assurance that a public market for such interests will develop either before or after any exercise of the Options;

             (iv) has such knowledge and experience in financial and business matters, including investments of the type represented by the Units, as to be capable of evaluating the merits of investment in the Company represented by the Units;

             (v) is familiar with the business and affairs of the Company; and

             (vi) has not been furnished by the Funds with any oral representation, warranty or information in connection with the Options or the Units.

         (c) Each undersigned member of Management, severally and not jointly, recognizes that he may have no control regarding when the Options are exercised, will be required at such time to pay the Exercise Price or forfeit the underlying Option, will incur a significant income tax liability at such time of exercise and has been urged to obtain independent counsel regarding such matters as set forth in Section 9. Further, each member of Management acknowledges that each Fund would, as of the date of this Agreement, likely be considered an "affiliate" of Guitar Center, Inc. for purposes of the federal securities laws and that such status, under present law, will prevent the commencement of the "holding period" of the Units provided for in Rule 144(d) under the Securities Act until the related Option is exercised (potentially resulting in a significant delay in the ability to resell such Units in the public market, if any).

         (d) Each undersigned member of Management, severally and not jointly, further represents and warrants that (i) the undersigned is empowered and authorized to enter into this Agreement, (ii) this Agreement is valid and binding upon undersigned and is enforceable against the undersigned in accordance with its terms (subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and subject to general principles of equity), and (iii) this Agreement does not conflict with any law, court or administrative order or material agreement to which the undersigned is a party or by which any of its assets may be bound.

The foregoing acknowledgements, representations and agreements shall survive the Closing Date. As a condition to the exercise of any Options, the Funds may require that each member of Management confirm in writing the foregoing representations and warranties as well as the acknowledgement set forth in
Section 9 and otherwise require that such sale be in compliance with all applicable securities laws and such compliance be documented to the reasonable satisfaction of the Funds.

     11. Binding Agreement. Subject to Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, personal representatives, heirs and legatees.

     12. Conforming Waiver Under Stockholders Agreement. To the extent that the grant of the Options hereunder is deemed a "Transfer" as that term is used in the Stockholders Agreement, dated as of June 5, 1996 (the "Stockholders Agreement"), or if the exercise thereof shall occur prior to the termination of the transfer restrictions contained in Stockholders Agreement, the parties hereto, which represent holders of the "Requisite Stockholders Shares" as defined thereunder, hereby consent to the treatment of the transactions contemplated hereby as a "Permitted Transfer" pursuant to Section 5 thereof and agree to use their respective best efforts to cause such waiver to be approved by the Company. The consent and agreements provided herein shall apply in a similar manner in the event that any other stockholder of the Company elects to grant one or more comparable options to executive management of the Company (i.e., any such transfer shall also be treated as a "Permitted Transfer," and the related Units will continue to be subject to the Stockholders Agreement in the hands of Management). In all other respects, the Stockholders Agreement shall remain in full force and effect with respect to the Units. Upon request, each member of Management, severally and not jointly, will execute the appropriate written joinder agreement required by Section 5 of the Stockholders Agreement.

     13. Conforming Assignment of Rights under the Registration Rights Agreement. In connection with the exercise or anticipated exercise of any of the Options, the Funds shall, to the full extent permitted thereby, assign to the members of Management all rights held by the Funds under the Registration Rights Agreement, dated as of June 5, 1996, by and among the Company and the stockholders identified therein (the "Registration Rights Agreement"), with respect to the "Registrable Shares,' to be transferred. As a condition to any such assignment, each member of Management, severally and not jointly, agrees to make the written undertaking required by Section 18(b) of the Registration Rights Agreement to the effect that such shares, in their hands, continue to be entitled to the benefits of, and subject to the obligations of, such agreement. The Funds and the members of Management will cooperate fully to effect such assignment.

     14. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given upon personal delivery or, if mailed, upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, postage prepaid and addressed

         (a) to CVCA,' Wells or Weston at the address shown for such party on the signature pages hereof and (b) to any member of Management at the principal executive office of the Company. Such address may changed by any party hereto by the giving of written notice to the other parties setting forth the new address for the giving of notices pursuant to this Agreement.

     15. Amendments. This Agreement may be amended at any time by the written agreement and consent of each of the Funds and by the members of Management holding not less than 66-2/3% of the unexercised Options as set forth on Exhibit A.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

     17. Mutual Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

      18. Withholdining Taxes. In the event that the Company determines that it is required to withhold federal, state or local income taxes as a result of the exercise of any Options, each member of Management, severally and not jointly, shall make arrangements reasonably satisfactory to the Company to enable the Company to satisfy such requirements.

      19. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto. Without limiting the generality of the foregoing, this Agreement supersedes any and all prior agreements or other understandings between the Funds and any member of Management regarding the grant of options by the Funds to any such person, each of which is hereby terminated without any remaining liability thereunder. This Agreement shall have no effect on any other arrangements that any member of Management may have with the Company regarding issuance of stock of the Company.

      20. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Upon request, each member of Management shall deliver a written spousal consent, in form and substance satisfactory to the Funds, acknowledging and agreeing to the provisions of this Agreement.

      21. No Rights as a Stockholder. No member of Management shall be, nor have any rights or privileges of, a stockholder of the Company with respect to any shares purchasable upon exercise of any Option unless and until certificates representing such shares have been duly transferred by the Funds. At all times prior thereto, the Funds, as the case may be, shall be the record holders of such shares with sole right to take any action with respect thereto as any such Fund shall choose and which is not in contravention of this Agreement.

      22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

                            (Signature Pages Follow)

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                       CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                       By:  Chase Capital Partners,
                                            General Partner


                                       By:
                                          ----------------------------------
                                            General Partner

                                       380 Madison Avenue, 12th Floor
                                       New York, New York 10017
                                       Attn: Chief Administrative Officer

                                       WELLS FARGO SMALL BUSINESS
                                       INVESTMENT COMPANY, INC.


                                       By:
                                          ----------------------------------
                                            Steven W. Burge
                                            Managing Director

                                       333 South Grand Avenue
                                       12th Floor
                                       Los Angeles, California 90071

                                       WESTON PRESIDIO CAPITAL II, L.P.

                                       By:  Weston Presidio Capital Management
                                              II, L.P.
                                              Its General Partner

                                       By:
                                          ----------------------------------
                                            Michael P. Lazarus General Partner

                                       343 Sansome Street
                                       Suite 1210
                                       San Francisco, California  94104

                                       Consent to Section 10 is hereby
                                       confirmed:

                                       CBCAPITAL INVESTORS, INC.

                                       By:
                                          ----------------------------------
                                            Authorized Signatory

                                   MANAGMENT:



                                   ----------------------------------
                                   Larry Thomas



                                   ----------------------------------
                                   Marty Albertson



                                   ----------------------------------
                                   Barry Soosman



                                   ----------------------------------
                                   Bruce Ross



                                   ----------------------------------
                                   Mark Laughlin



                                   ----------------------------------
                                   George Lampos



                                   ----------------------------------
                                   Dave Angress



                                   ----------------------------------
                                   Greg Bennett



                                   ----------------------------------
                                   Peter Schuelzky



                                   ----------------------------------
                                   Marty Kloska



                                   ----------------------------------
                                   Don Kelsey

                                   ----------------------------------
                                   Richard Pidanick



                                   ----------------------------------
                                   Bill McGarry



                                   ----------------------------------
                                   Rod Barger



                                   ----------------------------------
                                   Dave DiMartino



                                   ----------------------------------
                                   Andrew Heyneman



                                   ----------------------------------
                                   Max Galster

                                   EXHIBIT A:

                                    [TO COME]

                                    GUITAR.EX



EXHIBIT A:                                   Units Available:         30,188,68
OPTIONS HELD BY MANAGEMENT

          NAME                          UNITS                   PERCENT
----------------------------    --------------------    -----------------------

Larry Thomas                             11,949.665             39.583%
Marty Albertson                          11.949.665             39.583%
Barry Soosman                               419.290              1.389%
Bruce Ross                                  419.290              1.389%
Mark Laughlin                               419.290              1.389%
George Lampos                               419,290              1.389%
Dave Angress                                419.290              1.389%
Greg Bennett                                419.290              1.389%
Peter Schuelzky                             419.290              1.389%
Marty Kloska                                419.290              1.389%
Don Kelsey                                  419.290              1.389%
Richard Pidanick                            419.290              1.389%
Bill McGarry                                419.290              1.389%
Rob Barger                                  419.290              1.389%
Dave DiMartino                              419.290              1.389%
Andrew Heyneman                             419.290              1.389%
Mark Galster                                419.290              1.389%

                                --------------------    -----------------------
TOTALS                                   30,188.680            100.000%
                                ====================    =======================


This Exhibit shall be appropriately updated after the first exercise of the Agreement in the event that less than all Options are exercised at that time.

                              AMENDMENT AND CONSENT

                        Effective as of November 9, 1998

         Reference is made to that certain Amended and Restated Memorandum of Understanding and Stock Option Agreement dated as of December 30, 1996 (the "Stock Option"). Capitalized but undefined terms shall have the meanings provided in the Stock Option.

         It is hereby confirmed that the Stock Option is amended to delete the entry for Greg Bennett on Exhibit A to the Stock Option and to hereafter reduce the number of Units covered by the Stock Option from 30,188.68 to 29,769.39. The obligations of CVCA, Wells and Weston set forth in Section 2 of the Stock Option shall be proportionately reduced and the terminated options shall not be reissued. Except for the termination of the rights of Greg Bennett as provided herein, the Stock Option remains in full force and effect.

         The miscellaneous provisions contained in Sections 16, 17, 19, 20 and 22 shall apply to this Amendment and Consent.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment and Consent as required by Section 15 of the Stock Option, effective as of the first date set forth above.



-----------------------------
Greg Bennett



-----------------------------
Sharon Bennett (to the extent of any interest in the Stock Option)



-----------------------------
Larry Thomas



-----------------------------
Marty Albertson

CHASE VENTURE CAPITAL ASSOCIATES, L.P.

By:  Chase Capital Partners
     General Partner



By:
    ----------------------------------------
     David L. Ferguson
     Authorized Signatory


WELLS FARGO SMALL BUSINESS INVESTMENT COMPANY, INC.



By:
    ----------------------------------------
       Steven W. Burge
       Managing Director



WESTON PRESIDIO CAPITAL II, L.P.

By:    Weston Presidio Capital Management, L.P.
       General Parmer



By:
    ----------------------------------------
       Michael P. Lazarus General Partner



                                      2